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                                                                  EXHIBIT (J)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-effective Amendment No. 25 to Registration Statement No. 033-52154 on Form N-1A of our report dated November 26, 2008, relating to the financial statements of Tamarack Large Cap Growth Fund, Tamarack Mid Cap Growth Fund, Tamarack SMID Cap Growth Fund, Tamarack Enterprise Fund, Tamarack Small Cap Core Fund, Tamarack Value Fund, and Tamarack Microcap Value Fund, seven of the portfolios constituting the Tamarack Funds Trust, appearing in the Annual Report on Form N-CSR of the Tamarack Funds Trust for the year ended September 30, 2008, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Accounting Firm" in the Statements of Additional Information, which are part of such Registration Statement.


DELOITTE & TOUCHE LLP

Chicago, Illinois
February 25, 2009